Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO (540) 951-6213 bdenardo@nbbank.com	Lora M. Jones, Treasurer & CFO (540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Fourth Quarter and Twelve Months Ended December 31, 2022

BLACKSBURG, VA., February 2, 2023 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”), today announced its results of operations for the year and quarter ended December 31, 2022. The Company reported net income for the year of $25.93 million, or $4.33 per common share, and $9.31 million, or $1.57 per common share, for the fourth quarter. This compares to net income for the year ended December 31, 2021 of $20.38 million, or $3.28 per common share.  National Bankshares, Inc. ended December 31, 2022 with total assets of $1.68 billion.

President and CEO, F. Brad Denardo commented, “National Bankshares performed very well in 2022. Solid core income growth was bolstered by a gain on the sale of a private equity investment, leading to outstanding earnings for the year. These good earnings translated directly to improved shareholder value, with increased regular dividend payments in 2022 and a special dividend payment in the first quarter of 2023. On behalf of the Board of Directors and the employees of National Bankshares, we thank our shareholders for their continued support.”

Highlights

Income Statement

Sale of the private equity investment generated a gain of $3.82 million before tax and $3.02 million after tax during the fourth quarter of 2022. Excluding this gain, “core” net income(1) for the year was $22.91 million, or $3.83 per common share.  For the fourth quarter, core net income was $6.29 million, or $1.06 per common share.

Core net income grew $2.53 million, or 12.41%, when results for the years ended December 31, 2022 and 2021 are compared.  The primary driver of growth was expansion in net interest income.  When results for the fourth quarter of 2022 are compared with results from the third quarter of 2022, core net income grew $128 thousand, or 2.08%, primarily due to net interest income.

Net Interest Income

Federal Reserve interest rate increases in 2022 as well as growth in earning assets expanded interest income.  When results for the years ended December 31, 2022 and 2021 are compared, fully taxable equivalent (“FTE”) interest income(1) increased $5.08 million.  Paycheck Protection Program (“PPP”) loans boosted interest and fees on loans by $2.71 million in 2021, and were essentially paid off by December 31, 2021.

Interest expense improved $15 thousand and the cost of interest-bearing liabilities improved from 0.28% to 0.26% when results for the years ended December 31, 2022 and 2021 are compared.  Elevated levels of deposits and liquidity within the Company, similar to the general banking industry, supported favorable deposit pricing during 2022.  During the latter half of 2022, pricing pressure increased, resulting in higher costs for certain large depositors during the fourth quarter.

If the Federal Reserve increases rates or holds rates steady, we expect increased yields on adjustable-rate and new earning assets, as well as increased deposit costs.

Provision for (Recovery of) Loan Losses

Provision expense for the year ended December 31, 2022 was $706, compared with a recovery of $398 for the year ended December 31, 2021.  Provision expense for the fourth quarter of 2022 was $10, compared with $252 for the third quarter of 2022.  Robust loan growth during 2022 was the primary driver of the increase in provision during 2022.  The recovery for 2021 was primarily the result of economic conditions that improved as the impact of the pandemic began to recede.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

Service Charges on Deposit Accounts and Pension Expense

Service charges on deposit accounts increased $380 thousand when results for the years ended December 31, 2022 and 2021 are compared.  Fees for overdraft and nonsufficient funds provided most of the increase, as depositor activity recovered from lower levels earlier in the COVID-19 pandemic.

Pension expense is determined at the beginning of each year by actuarial calculations incorporating demographic and market assumptions.  When the years ended December 31, 2022 and 2021 are compared, lower pension expense reduced salary expense by $148 thousand, and decreased other noninterest expense by $597 thousand.  Pension expense is subject to fluctuations in equity and bond markets and may differ in coming years.

Balance Sheet

Deposits

Customer deposits increased $48.14 million, or 3.22%, from December 31, 2021 to December 31, 2022.  From September 30, 2022 to December 31, 2022, the Company began experiencing increased competition and customer deposits decreased $27.92 million.

Loans

Loans, net of unearned income and deferred cost, grew by $49.50 million, or 6.16%, when December 31, 2022 is compared with December 31, 2021.  Loan volume remained stable from September 30, 2022 to December 31, 2022. During 2022, the Company expanded its lending footprint, opening two new loan production offices in Charlottesville and Staunton.

Loan quality continues to reflect low credit risk, with net charge-offs of $155 thousand, or 0.02% of average loans, for the year ended December 31, 2022.  This compares with $409 thousand, or 0.05%, for the year ended December 31, 2021.  The allowance for loan losses as a percentage of loans was 0.96% on December 31, 2022 and December 31, 2021.

Securities

Securities available for sale at December 31, 2022 decreased $29.23 million from December 31, 2021. Securities are reported at market value, which moves inversely to interest rate movements. The Federal Reserve’s aggressive rate hikes during 2022 led to an unrealized loss of $103.07 million at December 31, 2022.  This compares with an unrealized gain of $3.61 million at December 31, 2021.  The Company’s Asset Liability Management Committee is closely monitoring interest rate risk on all of the Company’s financial assets and liabilities, and as of December 31, 2022, there are no credit risk concerns with any of the Company’s securities.

Stockholders’ Equity

Stockholders’ equity decreased $69.06 million, or 36.02%, from December 31, 2021 to December 31, 2022.  The ratio of tangible common equity to tangible assets(1) decreased from 10.96% at December 31, 2021 to 6.99% at December 31, 2022, but improved from 6.28% from September 30, 2022.  The unrealized loss on securities impacts stockholders’ equity through Accumulated Other Comprehensive Loss.  Accumulated Other Comprehensive Loss is excluded from the Bank’s regulatory capital and does not impact regulatory capital ratios.  The Bank is considered well capitalized, with capital ratios considerably higher than minimum regulatory requirements, and meets all requirements for borrowing from the Federal Home Loan Bank of Atlanta.

The Company paid a cash dividend of $0.78 per common share during the fourth quarter and $0.72 per common share during the second quarter.  Share repurchases totaled 67,588 shares during the fourth quarter.  For the year ended December 31, 2022, repurchases totaled 174,250 shares.  The combined shareholder pay-out of dividends and share repurchases in 2022 totaled $15.29 million, or 58.95% of net income.

Key Ratios

Key ratios improved when results for 2022 are compared with 2021, including the return on average equity, return on average assets, dividend yield and efficiency ratio.

Return on Average Equity

The return on average equity for the year ended December 31, 2022 was 17.81%, compared with 10.59% for the year ended December 31, 2021.  Excluding the impact of Accumulated Other Comprehensive Loss, the return on average equity for 2022 was 12.92%, improved from 10.37% for 2021.  Using “core” net income and excluding Accumulated Other Comprehensive Loss, return on average equity for 2022 was 11.42%.

Return on Average Assets

The return on average assets improved from 1.26% for the year ended December 31, 2021 to 1.52% for the year ended December 31, 2022. Excluding the impact of the unrealized gain (loss) on securities, return on average assets was 1.48% for 2022, compared with 1.26% for 2021.  Using “core” net income and excluding the impact of the unrealized loss on securities, return on average assets for 2022 was 1.31%.

Dividend Yield

The Company’s dividend yield improved from 4.04% for the year ended December 31, 2021 to 4.27% for the year ended December 31, 2022.

Efficiency Ratio

The Company’s efficiency ratio(1) improved from 51.34% for the year ended December 31, 2021 to 48.01% for the year ended December 31, 2022.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions.  The non-GAAP financial measures presented in this document include core net income, FTE interest income, the net interest margin, the efficiency ratio, tangible common equity to tangible assets, average assets excluding the impact of unrealized securities loss and average equity excluding accumulated other comprehensive income (loss).

Core net income is only used for 2022 and excludes the one-time gain on the sale of a private equity investment. Interest income and the net interest margin are presented on an FTE basis, using the federal statutory income tax rate of 21%.  Efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on an FTE basis. Tangible common equity and tangible assets exclude goodwill.  The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance.  Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.  For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company is not obligated to update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except per share data)	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Cash and due from banks	$12,403	$10,957	$8,768
Interest-bearing deposits	59,026	79,466	130,021
Securities available for sale, at fair value	656,852	657,410	686,080
Restricted stock	941	941	845
Mortgage loans held for sale	-	-	615
Loans:
Loans, net of unearned income and deferred fees and costs	852,744	852,863	803,248
Less: allowance for loan losses	(8,225)	(8,207)	(7,674)
Loans, net	844,519	844,656	795,574
Premises and equipment, net	10,371	10,183	9,722
Accrued interest receivable	6,001	5,822	5,104
Other real estate owned, net	662	907	957
Goodwill	5,848	5,848	5,848
Bank-owned life insurance	43,312	43,072	42,354
Other assets	37,616	39,684	16,287
Total assets	$1,677,551	$1,698,946	$1,702,175

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$327,713	$358,772	$317,430
Interest-bearing demand deposits	933,269	917,449	890,124
Savings deposits	214,114	217,405	208,065
Time deposits	67,629	77,023	78,968
Total deposits	1,542,725	1,570,649	1,494,587
Accrued interest payable	106	40	48
Other liabilities	12,033	16,070	15,789
Total liabilities	1,554,864	1,586,759	1,510,424
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 5,889,687 shares at December 31, 2022, 5,957,275 shares at September 30, 2022 and 6,063,937 shares at December 31, 2021	7,362	7,447	7,580
Retained earnings	199,091	196,941	188,229
Accumulated other comprehensive loss, net	(83,766)	(92,201)	(4,058)
Total stockholders' equity	122,687	112,187	191,751
Total liabilities and stockholders' equity	$1,677,551	$1,698,946	$1,702,175

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands, except per share data)	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Interest Income
Interest and fees on loans	$9,013	$8,816	$34,253	$34,923
Interest on interest-bearing deposits	596	506	1,353	170
Interest on securities - taxable	3,941	3,425	12,788	7,960
Interest on securities - nontaxable	432	408	1,715	1,934
Total interest income	13,982	13,155	50,109	44,987
Interest Expense
Interest on time deposits	36	31	141	267
Interest on other deposits	992	722	2,942	2,831
Total interest expense	1,028	753	3,083	3,098
Net interest income	12,954	12,402	47,026	41,889
Provision for (recovery of) loan losses	10	252	706	(398)
Net interest income after provision for (recovery of) loan losses	12,944	12,150	46,320	42,287
Noninterest Income
Service charges on deposit accounts	599	661	2,425	2,045
Other service charges and fees	57	51	214	179
Credit and debit card fees, net	493	448	1,916	1,869
Trust income	443	492	1,817	1,792
BOLI income	240	239	958	910
Gain on sale of mortgage loans	21	40	157	364
Gain on sale of private equity investment	3,823	-	3,823	-
Other income	182	209	1,091	1,261
Realized securities gain, net	-	-	-	6
Total noninterest income	5,858	2,140	12,401	8,426

Noninterest Expense
Salaries and employee benefits	4,386	4,144	16,519	15,747
Occupancy and furniture and fixtures	502	476	1,934	1,842
Data processing and ATM	832	774	3,186	3,039
FDIC assessment	141	114	477	422
Net costs of other real estate owned	247	68	325	51
Franchise taxes	375	375	1,483	1,425
Other operating expenses	815	785	3,034	3,554
Total noninterest expense	7,298	6,736	26,958	26,080
Income before income tax expense	11,504	7,554	31,763	24,633
Income tax expense	2,194	1,392	5,831	4,251
Net Income	$9,310	$6,162	$25,932	$20,382
Basic and fully diluted net income per common share	$1.57	$1.03	$4.33	$3.28
Weighted average number of common shares outstanding
Basic and Diluted	5,933,201	5,974,961	5,989,601	6,209,929
Dividends declared per common share	$0.78	$-	$1.50	$1.44
Dividend payout ratio	-	-	34.51%	43.20%
Book value per share	$20.83	$18.83	$20.83	$31.62

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income (Loss) Income

(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2022	September 30, 2022
Net income	$9,310	$6,162

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $1,028 for the period ended December 31, 2022 and ($7,822) for the period ended September 30, 2022	3,868	(29,424)
Net pension gain arising during the period, net of taxes of $1,214 for the period ended December 31, 2022	4,567	-
Other comprehensive income (loss), net of tax	$8,435	$(29,424)
Total Comprehensive Income (Loss)	$17,745	$(23,262)

	Twelve Months Ended
($ in thousands)	December 31, 2022	December 31, 2021
Net income	$25,932	$20,382

Other Comprehensive Loss, Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($22,403) for the period ended December 31, 2022 and ($2,740) for the period ended December 31, 2021	(84,275)	(10,308)
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended December 31, 2021	-	(5)
Net pension gain arising during the period, net of tax of $1,214 for the period ended December 31, 2022 and $862 for the period ended December 31, 2021	4,567	3,244
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($2) for the period ended December 31, 2021	-	(9)
Other comprehensive loss, net of tax	$(79,708)	$(7,078)
Total Comprehensive (Loss) Income	$(53,776)	$13,304

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(4)	$845,373	$9,095	4.27%	$849,929	$8,900	4.15%
Taxable securities (5)(6)	689,370	3,941	2.27%	683,490	3,425	1.99%
Nontaxable securities (1)(5)	74,540	580	3.09%	74,670	556	2.95%
Interest-bearing deposits	62,393	596	3.79%	89,165	506	2.25%
Total interest-earning assets	$1,671,676	$14,212	3.37%	$1,697,254	$13,387	3.13%
Interest-bearing liabilities:
Interest-bearing demand deposits	$908,209	$955	0.42%	$936,368	$686	0.29%
Savings deposits	215,594	37	0.07%	217,637	36	0.07%
Time deposits	70,874	36	0.20%	78,198	31	0.16%
Total interest-bearing liabilities	$1,194,677	$1,028	0.34%	$1,232,203	$753	0.24%
Net interest income and interest rate spread		$13,184	3.03%		$12,634	2.89%
Net yield on average interest‑earning assets			3.13%			2.95%

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(3)(4)	$833,226	$34,579	4.15%	$787,754	$35,241	4.47%
Taxable securities (5)(6)	669,515	12,788	1.91%	524,818	7,960	1.52%
Nontaxable securities (1)(5)	75,487	2,308	3.06%	80,059	2,577	3.22%
Interest-bearing deposits	88,963	1,353	1.52%	133,020	170	0.13%
Total interest-earning assets (7)	$1,667,191	$51,028	3.06%	$1,525,651	$45,948	3.01%
Interest-bearing liabilities:
Interest-bearing demand deposits	$910,989	$2,794	0.31%	$811,661	$2,657	0.33%
Savings deposits	216,414	148	0.07%	190,997	174	0.09%
Time deposits	77,686	141	0.18%	86,089	267	0.31%
Total interest-bearing liabilities	$1,205,089	$3,083	0.26%	$1,088,747	$3,098	0.28%
Net interest income and interest rate spread		$47,945	2.80%		$42,850	2.73%
Net yield on average interest‑earning assets			2.88%			2.81%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a Federal income tax rate of 21%.  See "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

(2)	Interest income includes loan fees of $35 and $82 for the three months ended December 31, 2022 and September 30, 2022, respectively.
(3)	Interest income includes loan fees of $230 and $2,558 for the twelve months ended December 31, 2022 and 2021, respectively.
(4)	Includes loans held for sale and nonaccrual loans.
(5)	Daily averages are shown at amortized cost.
(6)	Includes restricted stock.
(7)	In 2021, PPP loans contributed 17 basis points to the FTE yield on earning assets. On a comparable basis, excluding PPP loans from 2021, the yield on earning assets was 2.84%.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Average Balances
Cash and due from banks	$11,641	$11,275	$11,667	$11,875
Interest-bearing deposits	62,393	89,165	88,963	133,020
Securities available for sale	653,153	686,303	683,183	611,696
Mortgage loans held for sale	75	194	156	650
Loans, gross	845,713	850,175	833,512	788,628
Loans, net of unearned income and deferred fees and costs	845,298	849,735	833,070	787,104
Loans, net of allowance for loan losses	837,063	841,619	825,110	778,920
Goodwill	5,848	5,848	5,848	5,848
Total assets	1,672,102	1,728,040	1,705,614	1,618,642

Noninterest bearing deposits	348,779	341,030	338,269	316,976
Interest-bearing and savings deposits	1,123,803	1,154,005	1,127,403	1,002,658
Time deposits	70,874	78,198	77,686	86,089
Total deposits	1,543,456	1,573,233	1,543,358	1,405,723
Stockholders' equity	110,331	138,787	145,641	192,545

Financial Ratios
Return on average assets(1)	1.67%	1.41%	1.52%	1.26%
Return on average equity(1)	25.36%	17.61%	17.81%	10.59%
Dividend yield(2)			4.27%	4.04%
Efficiency ratio(3)	47.95%	45.59%	48.01%	51.34%
Average equity to average assets	6.60%	8.03%	8.54%	11.90%

Allowance for Loan Losses
Beginning balance	$8,207	$8,069	$7,674	$8,481
Provision for (recovery of) loan losses	10	252	706	(398)
Charge-offs	(51)	(181)	(367)	(755)
Recoveries	59	67	212	346
Ending balance	$8,225	$8,207	$8,225	$7,674

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized.  See "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

(2)	The dividend yield is calculated as annual dividends per common share divided by the average closing share price over the year.
(3)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.  See "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2022	September 30, 2022
Nonperforming Assets
Nonaccrual loans	$91	$118
Nonaccrual restructured loans	2,756	2,770
Total nonperforming loans	2,847	2,888
Other real estate owned	$662	$907
Total nonperforming assets	$3,509	$3,795
Accruing restructured loans	276	279
Loans 90 days or more past due and accruing	$8	$48

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.41%	0.44%
Allowance for loans losses to total loans(1)	0.96%	0.96%
Allowance for loan losses to nonperforming loans	288.90%	284.18%
Loans past due 90 days or more to loans(1)	0.00%	0.01%

(1)	Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Core Net Income
Net Income (GAAP)	$9,310	$6,162	$25,932	$20,382
Less: gain on sale of private equity investment	(3,823)	-	(3,823)	-
Tax on gain on sale of private equity investment	803	-	803	-
Core Net Income (non-GAAP)	$6,290	$6,162	$22,912	$20,382

Net Interest Income, FTE
Total interest income (GAAP)	$13,982	$13,155	$50,109	$44,987
FTE adjustment	230	232	919	961
Total interest income (non-GAAP)	14,212	13,387	51,028	45,948
Total interest expense (GAAP)	1,028	753	3,083	3,098
Net interest income, FTE (non-GAAP)	$13,184	$12,634	$47,945	$42,850

Total Income for Efficiency Ratio
Noninterest income (GAAP)	$5,858	$2,140	$12,401	$8,426
Less: securities gains	-	-	-	(6)
Less: partnership income	-	-	(367)	(467)
Less: gain on sale of private equity investment	(3,823)	-	(3,823)	-
Noninterest income (non-GAAP)	2,035	2,140	8,211	7,953
Net interest income, FTE (non-GAAP)	13,184	12,634	47,945	42,850
Total income for efficiency ratio (non-GAAP)	$15,219	$14,774	$56,156	$50,803

($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Tangible Assets
Total assets (GAAP)	$1,677,551	$1,698,946	$1,702,175
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible assets (non-GAAP)	$1,671,703	$1,693,098	$1,696,327

Tangible Common Equity
Total stockholders' equity (GAAP)	$122,687	$112,187	$191,751
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible common equity (non-GAAP)	$116,839	$106,339	$185,903

Average Assets Excluding Unrealized Loss on Securities
Average assets (GAAP)	$1,705,614	$1,716,907	$1,618,642
Average unrealized loss (gain) on securities	60,899	44,414	(7,759)
Average deferred tax (asset) liability, unrealized loss on securities	(12,789)	(9,327)	1,012
Average assets excluding unrealized loss on securities (non-GAAP)	$1,753,724	$1,751,994	$1,611,895

Average Stockholders’ Equity Excluding AOCI
Average stockholders’ equity (GAAP)	$145,641	$157,540	$192,545
Average accumulated other comprehensive loss	55,009	41,999	4,008
Average stockholders’ equity excluding AOCI (non-GAAP)	$200,650	$199,539	$196,553